                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No.          )

   Filed by the Registrant /X/

   Filed by a Party other than the Registrant / /

   Check the appropriate box:

   / /  Preliminary Proxy Statement        / / Confidential, for Use of the
                                               Commission Only (as permitted by
   /X/  Definitive Proxy Statement             Rule 14a-6(e)(2))

   / /  Definitive Additional Materials

   / /  Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 CPI CORP.
   ----------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)

   ----------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

   Payment of Filing Fee (Check the appropriate box):

   /X/  No Fee required

   / /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
        0-11.

   (1)  Title of each class of securities to which transaction applies:

   ----------------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

   ----------------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   ----------------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

   ----------------------------------------------------------------------------

   (5)  Total fee paid:

   ----------------------------------------------------------------------------


   / / Fee paid previously with preliminary materials.

   / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

   ----------------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

   ----------------------------------------------------------------------------

   (3)  Filing Party:

   ----------------------------------------------------------------------------

   (4)  Date Filed:

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

CPI CORP.
    PRODUCTS AND SERVICES FOR CONSUMERS

                                                      1706 WASHINGTON AVENUE
                                                      ST. LOUIS, MISSOURI 63103
                                                      TELEPHONE (314) 231-1575


                                                      May 2, 1997




    DEAR CPI CORP. STOCKHOLDER:

        You are cordially invited to attend the 1997 Annual Meeting of Stockholders of CPI Corp. The meeting will be held on Thursday, June 12, 1997, at 10:00 a.m. (CDT) at CPI Corp., 1706 Washington Avenue, St. Louis, Missouri 63103.

        I urge you to attend the meeting, if at all possible, since it provides an opportunity for you to discuss CPI Corp. with its management, in person. If you cannot personally attend, please vote your preference on the enclosed proxy card and return it promptly.

        It is important that your shares be voted, whether in person or by proxy. Your participation in CPI Corp.'s business through its annual meetings is an essential part of the Corporation's governance.

        I look forward to seeing you.

                                          Sincerely,

                                          /s/ ALYN V. ESSMAN
                                          ---------------------------------

                                                   ALYN V. ESSMAN

                                                Chairman of the Board

                                             and Chief Executive Officer

                                   CPI CORP.

                     NOTICE OF ANNUAL STOCKHOLDERS' MEETING

    TO OUR STOCKHOLDERS:

        The annual meeting of the stockholders of CPI Corp. (the
    "Corporation") will be held on June 12, 1997, at 10:00 a.m., central daylight savings time, at CPI Corp., 1706 Washington Avenue, St. Louis, Missouri 63103. The items of business to be transacted at this meeting are as follows:

        1. To elect a Board of Directors for the ensuing year;

        2. To act upon a proposal to ratify the appointment of KPMG Peat Marwick LLP as the Corporation's independent certified public accountants for the fiscal year ending February 7, 1998; and

        3. To act upon such other and further business as may properly come before the meeting or any adjournment thereof.

        The Board of Directors has specified April 24, 1997, at the close of business, as the record date for the purpose of determining the stockholders who are entitled to receive notice of and to vote at the annual meeting. A list of the stockholders entitled to vote at the annual meeting will be available for examination by any stockholder at the meeting. For ten days prior to the annual meeting, this stockholder list will also be available for inspection by stockholders at the Corporation's offices at 1706 Washington Avenue, St. Louis, Missouri 63103, during ordinary business hours.

        The Proxy Statement for the annual meeting is set forth on the following pages.

        SO THAT AS MANY SHARES AS POSSIBLE MAY BE REPRESENTED AT THIS MEETING, WE URGE YOU TO PROMPTLY SIGN, DATE, AND RETURN YOUR PROXY EVEN IF YOU PLAN TO ATTEND THE MEETING. IF YOU DO ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON, THEREBY CANCELING THE PROXY. THE PROMPT RETURN OF PROXIES WILL SAVE THE CORPORATION THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR YOUR CONVENIENCE.

                                          By Order of the Board of
                                          Directors

                                          /s/ JANE E. NELSON

                                          JANE E. NELSON

                                          Secretary and General Counsel

    Dated and mailed: May 2, 1997

                                   CPI CORP.
                            1706 WASHINGTON AVENUE
                           ST. LOUIS, MISSOURI 63103

                 PROXY STATEMENT OF THE BOARD OF DIRECTORS FOR
                THE ANNUAL MEETING OF STOCKHOLDERS OF CPI CORP.
                          TO BE HELD ON JUNE 12, 1997

                    SOLICITATION AND REVOCATION OF PROXIES

    This Proxy Statement and the accompanying Proxy are being mailed beginning May 2, 1997, to holders of common stock of CPI Corp., a Delaware corporation (referred to herein collectively with its predecessor corporations as the "Corporation" or the "Company"), in connection with the solicitation of Proxies by the Board of Directors for the Annual Meeting of Stockholders to be held on June 12, 1997, at 10:00 a.m., central daylight savings time, at CPI Corp., 1706 Washington Avenue, St. Louis, Missouri 63103, or at any adjournment thereof (the "Meeting"). Proxies are solicited to provide all stockholders of the Corporation with the opportunity to vote. Shares may only be voted at the Meeting if the stockholder is present in person or represented by a Proxy.

    The cost of preparing, mailing, and soliciting Proxies will be borne by the Corporation. In addition to solicitations by the Corporation by mail, directors, officers, and regular employees of the Corporation may solicit Proxies personally and by telephone, facsimile, telegraph, or other means, for which they will receive no compensation in addition to their normal compensation. The Corporation has also retained Boatmen's Trust Company, 510 Locust, P.O. Box 14737, St. Louis, Missouri 63178-4737, to assist in the solicitation of Proxies from stockholders, including brokerage houses and other custodians, nominees, and fiduciaries and will pay that firm no more than $3,000 in fees. Arrangements will also be made with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the beneficial owners of common stock held of record by such persons, and the Corporation may reimburse them for their reasonable out-of-pocket and clerical expenses.

    The stockholder giving the Proxy may revoke it by (i) delivering a written notice of revocation to the Secretary of the Corporation at the principal office of the Corporation at the address set forth above at any time before the commencement of the Meeting or any adjournment thereof; (ii) attending and voting at the Meeting in person; or (iii) executing and delivering to the Secretary of the Corporation a Proxy bearing a date and time later than that of the Proxy to be revoked. Revocation of the Proxy will not affect any vote previously taken.

    The Meeting has been called for the purposes set forth in the Notice of Annual Meeting (the "Notice") to which this Proxy Statement is appended. The Board of Directors does not anticipate that matters other than those described in the Notice will be brought before the Meeting for stockholder action, but if any other matters properly come before the Meeting, votes thereon will be cast by the Proxy holders in accordance with their best judgment. Any proposals of stockholders intended to be presented at the 1998 Annual Meeting must be received by the Company no later than January 2, 1998 for inclusion in the Company's Proxy Statement and form of proxy.

    If a stockholder wishes to give a Proxy to someone other than the persons indicated on the accompanying Proxy, the stockholder must cross out both names appearing on the Proxy and insert the name or names of another person or persons to act as Proxies. The signed Proxy must be presented at the Meeting by the person or persons representing the stockholder.

                     OUTSTANDING SHARES AND VOTING RIGHTS

    Only holders of common stock of the Corporation of record at the close of business on April 24, 1997, are entitled to notice of, and to vote at, the Meeting. Each share of common stock outstanding on the record date is entitled to one vote on all matters properly coming before the Meeting. As of the close of business on April 24, 1997, 11,727,040 shares of common stock were issued and outstanding, and 50% of these shares constitutes a quorum, which must be present in person or by Proxy at the Meeting to conduct business. At the Corporation's 1994, 1995 and 1996 annual meetings 84.3%, 90.88% and 88.3% respectively, of the issued and outstanding shares of common stock were present and voting. The Corporation has no issued and outstanding shares of any other class of stock.

    Unless you indicate to the contrary, the persons named in the accompanying Proxy will vote for:

    (1) THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED HEREIN; AND

    (2) THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS FOR THE CORPORATION'S FISCAL YEAR 1997.

    When a Proxy is returned to the Corporation properly signed and dated, the persons designated as Proxies shall vote the shares represented by the Proxy in accordance with the stockholder's directions. If a Proxy is signed, dated, and returned without specifying choices on one or more matters presented to the stockholders, the shares will be voted on such matter or matters as recommended by the Corporation's Board of Directors.

    Directors of the Company shall be elected by a plurality vote. All other questions shall be determined by a majority of the votes cast thereon. Proxies for shares marked "abstain" on a matter will be considered to be represented at the meeting, but not voted, for these purposes. Shares registered in the names of brokers or other "street name" nominees for which Proxies are voted on some but not all matters will be considered to be represented at the meeting, but will be considered to be voted only as to those matters actually voted.

                   ELECTION OF DIRECTORS (PROXY ITEM NO. 1)

    Nine directors are to be elected at the Meeting, each to serve for a term of one year and thereafter until their successors are duly elected and qualified. The following eight nominees are presently directors of the
Corporation: Messrs. Bohm, Essman, Isaak, Liberman, Reding, Sneider and Virgil and Ms. Krey. The ninth nominee is Patrick J. Morris. Unless authority to vote is withheld, the enclosed Proxy will be voted for the election of the nominees as directors of the Corporation. If any one or more of the nominees becomes unavailable for election, which is not anticipated, the holders of the Proxies, acting pursuant to the authority granted by the Proxy, will vote for such person or persons as may be designated by the Board of Directors.

    The name of each nominee, the year each present director first joined the Board, and the nominees principal occupations and ages are:

                           DIRECTOR
       NAME                  SINCE                       PRINCIPAL OCCUPATION                          AGE
       ----                --------                      --------------------                          ---
Milford Bohm                 1942     Managing Partner of Milford Bohm and Associates, personal         75
                                        investments
Alyn V. Essman               1968     Chairman and Chief Executive Officer of the Corporation           65
Russell Isaak                1992     President of the Corporation                                      54
Mary Ann Krey                1994     Chief Executive Officer, Krey Distributing Co., an                49
                                        Anheuser-Busch beer distributor in St. Charles and
                                        Lincoln Counties, Missouri
Lee M. Liberman              1982     Chairman Emeritus of the Board of Laclede Gas Company, a          75
                                        St. Louis, Missouri public utility
Patrick J. Morris             --      Senior Executive Vice President of the Corporation                57
Nicholas L. Reding           1992     Vice Chairman of Monsanto Company, a St. Louis, Missouri          62
                                        based manufacturer of chemicals, pharmaceuticals,
                                        agricultural and food products
Martin Sneider               1994     Adjunct Professor of Retailing at Washington University of        54
                                        St. Louis, Missouri
Robert L. Virgil             1982     Principal, Edward D. Jones, a full service retail brokerage       62
                                        firm located in St. Louis, Missouri

    Mr. Bohm founded the predecessor of the Corporation in 1942 and was employed by the Corporation from that time until his retirement in February 1988 in various positions, including Chief Executive and Chairman until 1973, and then as Chairman of an officers' committee until his election as Chairman Emeritus in 1978. Since his retirement from CPI, Mr. Bohm has served as Managing Partner of Milford Bohm & Associates.

    Mr. Essman joined the Corporation in 1956 as Controller. He was appointed President in 1969 and has served as Chairman and Chief Executive Officer of the Corporation since 1973. He currently chairs the Corporation's Executive Committee of officers.

    Mr. Isaak joined the Corporation as Controller in 1972. He became the Corporation's Chief Financial Officer in 1978 and was appointed Vice President/Finance in 1979 and Executive Vice President--
Finance/Administration in February 1982. Effective February 1992, he was appointed President of the Corporation and is also a member of the Corporation's Executive Committee of officers.

    Ms. Krey has served as Chief Executive Officer of Krey Distributing Co., an Anheuser-Busch beer distributor in the metropolitan St. Louis market since 1986. She is a trustee of Washington University in St. Louis and serves as a director of Commerce Bancshares, Inc., Laclede Gas Company, and a number of other organizations in Missouri.

    Mr. Liberman is Chairman Emeritus of Laclede Gas Company, a St. Louis, Missouri public utility. He served as Chairman of the Board of that company from April 23, 1976 until his retirement from the Board on January 27, 1994. He is also a director of Falcon Products, Inc., INTERCO Incorporated and DT Industries.

    Mr. Morris has served as Senior Executive Vice President of the Corporation and as member of the Office of the President since February 1992. He joined the Corporation in 1985 as Executive Vice President--
Marketing. He also serves on the Corporation's Executive Committee of officers.

    Mr. Reding is Vice Chairman of Monsanto Company, a St. Louis, Missouri based manufacturer of chemicals, pharmaceuticals, agricultural and food products sold worldwide. From 1990 through 1992 he served as Executive Vice President of Monsanto, with responsibility for environment, safety, health and manufacturing operations. From 1986 until 1990, he served as President of Monsanto Agricultural Company, an operating unit of Monsanto Company. Mr. Reding joined Monsanto in 1956. He also serves as a director of Monsanto Company, Multifoods Corp. and Meredith Corp.

    Mr. Sneider, Adjunct Professor of Retailing at Washington University of St. Louis, Missouri, served as President of Edison Brothers Stores, Inc., a St. Louis, Missouri based company that operates numerous specialty chains nationwide, from 1987 until April of 1995. He also serves as a director of Dave & Buster's, Inc., and is Chairman of the Board of Trustees of St. Louis Children's Hospital. In November of 1995, Edison Brothers filed for protection under Chapter 11 of the federal bankruptcy code.

    Mr. Virgil is a principal with Edward D. Jones, a full service retail brokerage firm located in St. Louis, Missouri. Prior to accepting that position in 1993, Mr. Virgil served as Executive Vice Chancellor of University Relations and Dean of the John M. Olin School of Business of Washington University in St. Louis. He joined the Washington University faculty in 1964. He also serves as a director of General American Life Insurance Company, Maritz, Inc. and OmniQuip International, Inc.

                              EXECUTIVE OFFICERS

    Following is a list of all individuals who served as Corporate Executive Officers during 1996:

Alyn V. Essman (65)...........  Chief Executive Officer. Mr. Essman joined the Corporation in
                                1956 as Controller. He was appointed President in 1969 and has served as Chairman and Chief Executive Officer of the
                                Corporation since 1973. He currently chairs the Corporation's
                                Executive Committee of officers.

Russell Isaak (54)............  President. Mr. Isaak joined the Corporation as Controller in
                                1972. He became the Corporation's Chief Financial Officer in
                                1978 and was appointed Vice President/Finance in 1979 and
                                Executive Vice President--Administration in February 1982. In
                                February 1992 he was appointed President of the Corporation and is also a member of the Corporation's Executive Committee of officers.

David E. April (54)...........  Senior Executive Vice President. Mr. April joined the
                                Corporation in 1963 as a supervisor trainee and subsequently became Vice President of Laboratory Operations. In 1981, he became Vice President and General Manager of Laboratory
                                Operations. In February 1984, he became President of
                                Laboratory Operations, and in February 1987, he was named
                                President of Manufacturing. Effective February 1992, Mr. April
                                was appointed Senior Executive Vice President and served as a member of the Office of the President and of the Executive
                                Committee of officers until his retirement on February 2,
                                1997.

Patrick J. Morris (57)........  Senior Executive Vice President. Mr. Morris joined the
                                Corporation in May 1985 as its Executive Vice
                                President--Marketing. Effective February 1992, he was
                                appointed Senior Executive Vice President. Mr. Morris is a member of the Office of the President and of the Executive
                                Committee of officers.

Barry C. Arthur (54)..........  Executive Vice President--Finance and Chief Financial Officer.
                                Mr. Arthur joined the Corporation in 1965 as an accountant and subsequently became Controller. In 1981, he was appointed
                                Treasurer, and in July 1983, he was named Vice
                                President--Finance. Mr. Arthur was appointed to his current position effective February 1992. He is a member of the
                                Executive Committee of officers.

Jane E. Nelson (47)...........  Secretary and General Counsel. Ms. Nelson joined the
                                Corporation in 1988 as Assistant General Counsel and
                                subsequently served as Associate General Counsel and Assistant
                                Secretary. She was promoted to her current position in
                                February 1993 and is a member of the Corporate Development
                                Council.


                                       5



Fran Scheper (51).............  Executive Vice President--Human Resources. Ms. Scheper joined the Corporation in 1967 as Personnel Assistant. She was
                                promoted to Assistant Personnel Director in 1982 and in
                                January 1987 became Vice President--Human Resources. She was appointed to her current position in February 1992 and is a member of the Executive Committee of officers.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    To the Company's best knowledge, the following table sets forth beneficial owners of more than five percent of the common stock of the Corporation.

      <F1>                                <F2>                                  <F3>               <F4>
      TITLE                       NAME AND ADDRESS OF                   AMOUNT AND NATURE OF    PERCENT OF
    OF CLASS                        BENEFICIAL OWNER                    BENEFICIAL OWNERSHIP      CLASS
    --------                      -------------------                   --------------------    ----------
Common Stock       New South Capital Management                           1,396,919<F1>           11.96%
                   1000 Ridegeway Loop Road, Suite 233
                   Memphis, Tennessee 38120

Common Stock       First Pacific Advisors, Inc.                           1,242,850<F2>            10.6%
                   11400 West Olympic Boulevard, Suite 1200
                   Los Angeles, California 90064

Common Stock       Ryback Management Corporation                            956,100<F3>            6.87%
                   7711 Carondelet Avenue
                   St. Louis, Missouri 63105

Common Stock       FMR Corp.                                                694,100<F4>            5.94%
                   82 Devonshire Street
                   Boston, Massachusetts 02109

-------
<F1> New South Capital Management, an investment adviser registered under
     Section 203 of the Investment Advisers Act of 1940, was the owner of 1,396,919 shares as of December 31, 1996, representing approximately 11.96% of the total shares outstanding on that day. New South Capital Management has sole voting power for 1,328,986 of the shares and sole dispositive power for all of the shares.

<F2> As reported on its Schedule 13G, dated January 9, 1997, First Pacific
     Advisors, Inc. ("First Pacific"), an investment adviser registered under
     Section 203 of the Investment Advisers Act of 1940, beneficially owns 1,242,850 shares, or approximately 10.6% of the total shares outstanding on December 31, 1996. First Pacific has shared voting power with respect to 501,550 of the shares and shared dispositive power with respect to all of the shares.

<F3> Ryback Management Corporation, an investment adviser registered under
     Section 203 of the Investment Advisers Act of 1940, held sole voting and dispositive power as to 956,100 shares as of December 31, 1996, constituting 6.87% of the outstanding shares on that date.

<F4> As reported on its Schedule 13G, dated February 14, 1997, FMR Corp., a parent holding company in accordance with Section 240.13d-1(b)(ii)(G), was, through its wholly owned subsidiary Fidelity Management and Research Company ("Fidelity"), the beneficial owner of 694,100 shares, representing 5.94% of the total shares outstanding on December 31, 1996. Fidelity is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. FMR, Fidelity, Edward C. Johnson 3rd and the Fidelity Funds each has sole power to dispose of all of the shares. Fidelity votes the shares under written guidelines established by the Fidelity Funds' Board of Trustees.

                       SECURITY OWNERSHIP OF MANAGEMENT

    Information is set forth below regarding beneficial ownership of Common Stock of the Company as of April 24, 1997 by (i) each person who is a director and nominee; (ii) each executive officer named in the Summary Compensation Table on page 12; and (iii) all directors and executive officers as a group. Except as otherwise noted, each person has sole voting and investment power as to his or her shares.

                                                                               <F3>
                                                                              AMOUNT
                                                                                AND
                                                                             NATURE OF
      <F1>               <F2>                                                BENEFICIAL        <F4>
      TITLE            NAME OF                                               OWNERSHIP        PERCENT
    OF CLASS       BENEFICIAL OWNER                                           <Fa><Fb>       OF CLASS
    --------       ----------------                                          ----------      --------
Common Stock       David E. April........................................      188,050<Fc>      1.6%
Common Stock       Barry C. Arthur.......................................       57,734        <F*>
Common Stock       Milford Bohm..........................................       30,000        <F*>
Common Stock       Alyn V. Essman........................................      635,115<Fd>      5.4%
Common Stock       Russell Isaak.........................................      307,027          2.6%
Common Stock       Mary Ann Krey.........................................        1,000        <F*>
Common Stock       Lee Liberman..........................................          400        <F*>
Common Stock       Patrick J. Morris.....................................      164,714          1.4%
Common Stock       Nicholas Reding.......................................        1,200        <F*>
Common Stock       Martin Sneider........................................          500        <F*>
Common Stock       Robert Virgil.........................................          600        <F*>
Common Stock       19 Directors and Executive Officers as a Group........    1,486,414<Fe>     12.7%

-------
<F*> Percentage does not exceed one percent.

<Fa> Includes the following shares which such persons have the right to acquire within 60 days after April 24, 1997 upon the exercise of employee stock options: Mr. April: 141,986; Mr. Arthur: 52,000; Mr. Essman: 310,000; Mr.
     Isaak: 180,000; Mr. Morris: 140,000; and directors and executive officers as a group: 903,127. The exercise prices for all options exercisable within 60 days range from $14.75 to $35.00. Market Value as of April 24, 1997 was $16.125.

<Fb> Excludes 2,821 shares for Mr. April, 1,332 shares for Mr. Arthur, 39 shares for Mr. Isaak, 637 shares for Mr. Morris, and 11,833 shares for directors and executive officers as a group, all held by the CPI Corp. Employees Profit Sharing Plan and Trust. With respect to such shares, the executives have neither voting power nor investment power.

<Fc> Excludes 70 shares beneficially owned by Mr. April's wife in an IRA, as to which he expressly disclaims beneficial ownership.

<Fd> Excludes 40,000 shares beneficially owned by Mr. Essman's wife, as to which he expressly disclaims beneficial ownership.

<Fe> Excludes 42,595 shares beneficially owned by members of the immediate family of certain executive officers, as to which those executives expressly disclaim beneficial ownership.

                         BOARD AND COMMITTEE MEETINGS

    During the fiscal year ended February 1, 1997 ("fiscal year 1996"), the Corporation's Board of Directors met 10 times. All directors attended more than 75% of the meetings that they were eligible to attend. The Board of Directors also acted by unanimous written consent on one other occasion and held two meetings by teleconference.

    The Board of Directors has four committees: the Audit, the Compensation, the Nominating and Governance, and the Finance and Investment Committees. The Audit Committee's members are Messrs. Virgil (Chairman) and Bohm and Ms. Krey. The Committee held four meetings during the last fiscal year. The Audit Committee is responsible for reviewing the financial statements of the Corporation and the scope of work of its independent auditors. The Committee also evaluates recommendations of the auditors, recommends areas of review to the Corporation's management, and reviews and evaluates the Corporation's accounting policies, reporting practices, and internal controls.

    The Compensation Committee's members are Messrs. Liberman (Chairman), Reding and Sneider. The Committee held six meetings during the last fiscal year and acted by unanimous consent on four occasions. The Compensation Committee reviews annually the performance of principal officers, establishes annual salaries and incentives for principal officers and reviews periodically compensation and benefit programs. The Compensation Committee also serves as the Stock Option Committee under the Corporation's 1991 Stock Option Plan and under the Voluntary Stock Option Plan and as the governing committee under the Restricted Stock Plan.

    The Nominating and Governance Committee's members are Messrs. Reding (Chairman), and Liberman and Ms. Krey. During fiscal year 1996, this Committee acted by consent on one occasion and held informal discussions regarding corporate governance and board size. The Nominating Committee is charged with nominating qualified members for the Corporation's Board of Directors and monitoring developments in governance of publicly held companies. The Nominating Committee will consider nominees recommended by security holders. Any security holder who desires to recommend a prospective nominee should forward the name, address and telephone number of such prospective nominee, together with a description of the nominee's qualifications and relevant business and personal experience, to the Corporation's Secretary.

    The Finance and Investment Committee, whose members are Messrs. Bohm (Chairman), Sneider and Virgil, met three times during fiscal year 1996. This Committee reviews dividend policy, financing plans, investment policy and investment performance. It also makes recommendations to management as necessary to insure that the Company's pension and profit sharing plans meet the business needs of the Company and are adequately funded.

                           COMPENSATION OF DIRECTORS

    Each director who is not an officer receives a retainer of $10,000 per year plus $850 for each Board and committee meeting he or she attends. Directors who are also officers receive no retainer or other compensation for service as directors.

    Effective April 4, 1991, the Corporation established the CPI Corp. Deferred Compensation and Retirement Plan for Non-Management Directors (the "Directors' Plan"). Participation in the Directors' Plan is limited to directors who are not employees of the Corporation. The plan is administered by a committee composed of directors who are employees and the Chief Financial Officer and the General Counsel of the Company. The committee may amend, modify, or terminate the plan at any time.

    The Directors' Plan has compensation deferral and phantom stock components. Under the deferral components, a participating director may irrevocably elect before the beginning of a fiscal year to defer up to all (but not less than $5,000) of his or her retainer, fee, and other compensation for such fiscal year. The director also selects a deferral period, although the deferral period will be shortened by the director's death, total and permanent disability, or resignation or retirement from the Board or any other termination of Board service. At the time of the election to defer, the director must also choose to receive the deferred amount in a lump sum or in a specified number of installments, not to exceed ten. All such amounts are payable in cash.

    During fiscal year 1996, Mr. Liberman deferred a total of $25,300 in retainer and fees and received dividend equivalents in the amount of $10,546.94 (reflecting payments on deferrals over a period of 6 years). During fiscal year 1996, Mr. Reding deferred his retainer of $10,000 and received dividend equivalents in the amount of $2,008.70. In fiscal year 1996, Mr. Virgil deferred $25,300 in retainer and fees and received dividend equivalents in the amount of $1,642.69. During fiscal year 1996, Mr. Bohm deferred a total of $25,300 in retainer and fees and received dividend equivalents in the amount of $1,617.81. During fiscal year 1996, Ms. Krey deferred a total of $21,900 in retainer and fees and received dividend equivalents in the amount of $1,375.73. In fiscal year 1996, Mr. Sneider did not defer any fees and accordingly did not receive dividend equivalents. Growth Units on deferred amounts were credited at $12.64 per unit for deferrals during fiscal year 1996 and will be credited at $11.98 for deferrals during the current fiscal year.

    Under the Directors' Plan, the participants also receive 400 Phantom Stock Rights ("Rights") annually for service as a non-management director. As of June 1996, Messrs. Bohm, Liberman, Reding, Sneider and Virgil and Ms. Krey were each credited with 400 Rights. The Rights mature on the earliest of the director's (i) death, (ii) total and permanent disability,
(iii) reaching age 65 if the participant is no longer a director, (iv) resignation or retirement from the Board or any other termination of Board service after age 65, or (v) reaching age 70 (but in no event in the case of (iii) and (v) less than six months after the date of the award). At maturity, the Rights are valued at the average of the daily closing sale price of the Corporation's common stock on the New York Stock Exchange as reported in The Wall Street Journal during the six month period immediately preceding the maturity date multiplied by the number of Rights credited to the Director's account. Before the maturity of his or her Rights, a participant must irrevocably elect to receive a lump sum payment or to defer payment of all or part of the amount pursuant to the deferred compensation component of the plan described above. Payments are made only in cash.

    During fiscal year 1996, the 400 Rights credited to Mr. Liberman automatically matured and, pursuant to his deferral election, were credited to his deferred compensation account. Mr. Liberman's Rights matured at $17.564 per Right and, accordingly, $7,025.60 was credited to Mr. Liberman's deferred compensation account. Growth Units on the deferred amounts were credited at $12.64 per unit. The 400 Rights credited to Mr. Bohm in 1996 automatically matured and were paid out to Mr. Bohm in cash. Mr. Bohm's Rights matured at $17.564 per Right and, accordingly, Mr. Bohm received payment of $7,025.60.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    The Corporation believes that the reporting executives and Directors complied with all reporting requirements of Section 16(a) of the Exchange Act.

        REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

To Our Stockholders:

    General Compensation Policy

    Executive compensation at CPI Corp. and its subsidiaries is based on a variety of factors which reflect contributions to corporate performance and enhance total return to stockholders. Executive compensation packages include base salary, annual performance-based bonus, stock options, company contributions to a stock ownership program, and earnings on Growth Units from bonuses and base salary deferred from prior years under the Corporation's Deferred Compensation and Stock Appreciation Rights Plan and the Corporation's Key Executive Deferred Compensation Plan.

    The Compensation Committee, with the support of the Board, continued to adhere to the following objectives in awarding executive compensation in 1996, each of which the Board believes contributes to stockholder value:

    1. paying for performance, both long-term and short-term;

    2. increasing emphasis on variable incentive compensation as opposed to base compensation;

    3. recognizing and rewarding the executive's contributions as reflected in the performance of his or her unit and in the performance of the Corporation as a whole;

    4. providing a competitive and equitable compensation program to attract, retain and motivate key executives; and

    5. importantly, aligning stockholder, management and employee interests.

    All compensation actions taken in 1996 were in concert with the principles identified in the Corporation's General Compensation Policy described above. In particular, compensation awarded in 1996 furthers the Compensation Committee's desire to shift emphasis from base salaries to at-risk compensation which, in the Committee's opinion, strengthens the alignment between executive compensation and shareholder interests.

    Base Salary

    The base salaries paid to the Corporation's executives are based on a number of factors, including an evaluation of the individual's effectiveness in performing his or her responsibilities, comparison to salaries paid by other companies to their executives who hold similar positions, internal equity, tenure in position, overall responsibility, knowledge, and special assignments. A review of the Corporation's Executive Compensation package conducted by Towers Perrin and completed in December, 1994, included a comparison of the Corporation's base salaries, bonuses and long-term incentives to market data for general industry, consumer products and specialty retail organizations relative to sales size. On the basis of that comparison, Towers Perrin reported that base salaries paid to the Chief Executive Officer, the President and the Senior Executive Vice Presidents were at the high end of the comparable range as of the date of comparison. The base salaries of these executives were subsequently reduced by a total of $400,000 for fiscal year 1995, and frozen at that level for fiscal years 1996 and 1997. The sole exception was made at end of fiscal year 1996 when the base salary of one of the Senior Executive Vice Presidents was increased in recognition of his assumption of additional duties. Towers Perrin further reported that compensation paid to other Company executives generally fell below the median paid for comparable positions in comparable general industry, consumer products and specialty retail organizations.

    Base Salary Deferral

    In 1995, the Compensation Committee adopted the Key Executive Deferred Compensation Plan, under which certain key executives may defer up to 50% of base salary. For the year in which base salary is deferred, the executive will earn interest on the amount deferred at a rate that mirrors the rate of growth in book value for the preceding year. In the year subsequent to the year of deferral, the amount deferred and interest are divided by book value to determine the number of Growth Units to be credited to the executive. The executive's account is then credited with annual earnings on the Growth Units, based on increases in the Corporation's book value, as adjusted for any dilutive effect of the Company's repurchase of stock. Interest paid in the year of deferral and earnings on Growth Units are subject to an interest rate floor based on the average U.S. Treasury bond rate for the deferral period. Dividend equivalents are paid on the Growth Units at the same rate dividends are paid to stockholders. Book value increased from $12.12 at the end of fiscal 1994 to $12.64 in 1995 and then decreased to $11.98 for year end 1996.Growth units were credited in fiscal year 1996 for base salary deferral in 1995 as follows: Mr. Arthur--1,288; Mr. Essman--24,227; and Mr. Morris--12,113. Of the named executives, only Mr. Arthur deferred base salary in 1996.

    Annual Bonus

    In conjunction with lowering base salaries in 1995 and in furtherance of efforts to align stockholder and executive interests, shareholders approved the Compensation Committee's proposal to increase the bonus potential for the Chairman and Chief Executive Officer (Mr. Essman) and executives in the Office of the President (Messrs. Isaak, April and Morris) from 30% to 80% of base salary. This restructuring of base salary and annual incentives provided for potential total compensation comparable to 1994, but with a significantly greater emphasis on performance based compensation. Of the named executives, only Mr. Arthur received a bonus for fiscal year 1996 ($12,500).

    Restricted Stock

    No restricted stock was granted to the named executives in fiscal year
1996.

    Stock Options

    The named executive officers were not awarded any options in fiscal year 1996 because the Company's earnings performance targets were not achieved.

    Growth Units on Deferred Compensation

    Under the Corporation's Deferred Compensation and Stock Appreciation Rights Plan, which was approved by shareholders in 1992, an executive who elects to defer up to 50% of his or her annual incentive bonus receives Growth Units. Executives earn appreciation on these Growth Units based on increases in the Corporation's book value, as adjusted for any dilutive effect of the Company's repurchase of stock. Earnings adjustments are subject to an interest rate floor based on the average U. S. Treasury bond rate for the years of deferral. Executives also receive dividend equivalents at the same rate that dividends are paid to stockholders. Growth Units were credited to the Chief Executive Officer and the other named executive officers in fiscal year 1996 on bonuses earned for 1995 as follows: Mr. Arthur--989; Mr. Essman--5,936; and Mr. Morris--2,968.

    Company Contributions to Stock Ownership Program

    All employees, including the named executives, who meet minimum age and service requirements, are eligible to contribute up to 15% of their base salaries to their individual accounts in the Corporation's Profit Sharing Plan. The Corporation matches each participant's voluntary contributions up to an amount equal to a maximum of 5% of salary with corporate stock in an amount equal to 50% of the participant's contributions. An employee who contributed 5% or more of base compensation would receive stock equal to 2.5% of his or her compensation. Although each of the named executive officers was eligible to participate in the Program, only Mr. Morris, Mr. April and Mr. Arthur participated in 1996. Participation in the Profit Sharing Plan is subject to discrimination testing prescribed by federal regulations. As a result of this testing, participation by highly compensated executives is limited to a very small percentage of base compensation. Accordingly, the remaining named executives have elected not to participate in the plan.

    Compensation of the Chief Executive Officer

    Mr. Essman's compensation is based on the policies and programs described above for all executives and includes base salary and annual and long-term incentives. For 1996, his base salary remained frozen at $600,000, after reduction from $775,000 (prior to voluntary reduction) in 1994 as part of the Committee's restructuring of compensation to shift emphasis to at-risk compensation. Pursuant to that restructuring, his base salary will remain frozen through 1997. Mr. Essman did not earn a bonus for 1996, nor was he awarded any options.

    Compliance with IRC Section 162(m)

    While the Compensation Committee believes the $1 million limitation on deductibility imposed by Section 162(m) will have limited application to compensation paid to the Company's executives, the Committee's current intent remains to preserve full deductibility of executive compensation. The overall compensation program, as earlier described, has been designed to be heavily related to the Corporation's earnings performance, and the annual incentive component approved by shareholders in 1995, should enable the Company to avail itself of deductions for all executive compensation paid in the foreseeable future. The annual incentive plan approved by shareholders in 1995 shifted emphasis to at-risk compensation by increasing bonus potential from 30% to 80% of base compensation. The Corporation's Key Executive Deferred Compensation Plan, adopted in 1995, should also enhance the Corporation's ability to maintain full deductibility of executive compensation.

                     THE CPI CORP. COMPENSATION COMMITTEE

            Lee Liberman, Chair    Nicholas Reding    Martin Sneider

                      COMPENSATION OF EXECUTIVE OFFICERS

    The following table sets forth the compensation of the named executive officers for each of the last three years:

                                           SUMMARY COMPENSATION TABLE
                                                                             LONG-TERM
                                   ANNUAL COMPENSATION                      COMPENSATION
                              -------------------------------  --------------------------------------
                                                                                 <F5>      SECURITIES
                                                                   <F4>       RESTRICTED   UNDERLYING
                                                               OTHER ANNUAL     STOCK       OPTIONS/      ALL OTHER
 NAME & PRINCIPAL POSITION     YEAR    SALARY      BONUS       COMPENSATION    AWARD(S)       SARs       COMPENSATION
 -------------------------     ----    ------      -----       ------------   ----------   ----------    ------------
                                        ($)         ($)            ($)           ($)          (#)            ($)
            (A)                (B)      (C)         (D)            (E)           (F)          (G)            (H)
Alyn V. Essman, Chairman       1996  600,000            0              0              0         0           173<F10>
and Chief Executive Officer    1995  600,000<F1>  150,000<F3>          0              0    13,136<F6>       161<F10>
                               1994  581,250<F2>   87,187<F3>      9,594        656,250    77,500<F7>       167<F10>
                                                                                           43,662<F8>

Russell Isaak, President       1996  400,000            0              0              0         0           173<F10>
                               1995  400,000      100,000<F3>          0              0     8,475<F6>       161<F10>
                               1994  400,000<F2>   56,250<F3>      4,946        375,000    40,000<F7>       167<F10>
                                                                                           19,718<F8>
                                                                                            4,225<F9>

Patrick J. Morris, Senior      1996  312,980            0              0              0         0         1,788<F11>
Executive Vice President       1995  300,000<F1>   75,000<F3>          0              0     5,932<F6>       679<F12>
                               1994  262,500<F2>   39,375<F3>          0        187,500    35,000<F7>     1,519<F13>
                                                                                           19,718<F8>
                                                                                            4,225<F9>

David E. April, Senior         1996  225,000            0              0              0         0         3,851<F11>
Executive Vice President       1995  225,000       56,250<F3>      3,081              0     5,085<F6>     1,063<F12>
                               1994  225,000<F2>   33,750<F3>     18,977        281,250    30,000<F7>     3,065<F13>
                                                                                           16,901<F8>

Barry C. Arthur, Executive     1996  170,980<F1>   12,500              0              0         0         3,710<F11>
Vice President--Finance        1995  150,000<F1>   25,000<F3>          0              0     2,542<F6>       881<F12>
                               1994  135,000<F2>   55,478<F3>          0         34,688     6,000<F7>     2,614<F13>
                                                                                            8,451<F8>

--------
 <F1> Cash amounts earned in fiscal year, even if deferred under the
      Corporation's Key Executive Deferred Compensation Plan adopted in 1995.

 <F2> Reflects voluntary salary reductions by the named executive officers under the Corporation's Voluntary Stock Option Plan (the "VSOP"), which was approved by the stockholders on June 11, 1993. In fiscal year 1994, the VSOP awarded officers electing such reductions one stock option for every $2.50 in salary reduction. Participating executives could elect a reduction of 5% to 25% of their base salaries in exchange for the options. See footnote 7 below, for corresponding award of options in 1994. The VSOP was not offered in 1995 or 1996.

 <F3> Cash amounts earned for the respective fiscal year, even if deferred under the Corporation's Deferred Compensation and Stock Appreciation Rights Plan.

 <F4> The amounts in this column represent above-market earnings on deferred compensation paid during the fiscal year.

 <F5> Awarded at close of fiscal year 1994, in conjunction with base salary reduction, effective for fiscal years 1995 through 1997. Amounts reflect total restricted stock holdings of each named executive as of the date of the award. The number of shares awarded in 1994 and the respective aggregate value as of the close of fiscal year 1996 were: Mr. Essman--47,297 ($874,995); Mr. Isaak--27,027 ($500,000); Mr.
      Morris--13,514 ($250,009); Mr. April--20,270 ($374,995); and Mr.
      Arthur--2,500 ($46,250). Restricted stock vests as follows: one-third on February 2, 1996, one-third on February 2, 1997, and the final one-third on February 2, 1998. Vesting was accelerated on the final one-third awarded to Mr. April on his retirement February 2, 1997. Fair Market Value as of the close of fiscal year 1996 was $18.50 per share. Dividends are paid on the restricted stock.

 <F6> Options awarded in 1995 for 1994 performance under an annual option bonus program for key executives adopted in 1992. Fiscal year 1994 was the only year for which options have been awarded under this program, to date.

                                      12


 <F7> Options awarded under VSOP on February 6, 1994 become exercisable three years after the date of award at an exercise price of $15.50 and expire eight years after the date of award. One option awarded for each $2.50 voluntary stock reduction.

 <F8> Options awarded on August 11, 1994 become exercisable four years after date of award at an exercise price of $17.75 and expire eight years after date of award.

 <F9> Options awarded on October 6, 1994 become exercisable four years after date of award at an exercise price of $18.625 and expire eight years after date of award.

<F10> Life insurance premiums.

<F11> Life insurance premiums of $173 for Mr. Morris, Mr. April and Mr. Arthur plus employer contributions of stock to the profit sharing plan in the following amounts: Morris--$1,615; April--$3,678; and Arthur--$3,537.

<F12> Life insurance premiums of $161 for Mr. Morris, Mr. April and Mr. Arthur plus employer contributions of stock to the profit sharing plan in the following amounts: Mr. Morris--$518; Mr. April--$902; and Mr. Arthur--$720.

<F13> Life insurance premiums of $167 plus employer contributions of stock to the profit sharing plan in the following amounts: Morris--$1,352; April--$2,898; and Arthur--$2,447.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

    No options or stock appreciations rights were granted to the named executives in fiscal year 1996.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

    The following table sets forth information concerning option and SAR exercises in the last fiscal year, and options and SARs remaining unexercised at February 1, 1997, by the individuals named in the Summary Compensation
Table:

                        <F1>
                       SHARES                                NUMBER OF            VALUE OF UNEXERCISED
                      ACQUIRED                              UNEXERCISED               IN-THE-MONEY
                     ON EXERCISE                            OPTIONS/SARs              OPTIONS/SARs
                     OF OPTIONS/                             AT FISCAL                  AT FISCAL
                   # OF SECURITIES                          YEAR-END (#)              YEAR-END ($)
                     UNDERLYING          VALUE              EXERCISABLE/              EXERCISABLE/
     NAME               SARs            REALIZED           UNEXERCISABLE             UNEXERCISABLE
     ----          ---------------      --------           -------------          --------------------
                                          ($)
       (a)               (b)              (c)                   (d)                       (e)
Alyn V. Essman           0/0              0/0         155,000/211,798<F2><F3>    $9,688/$314,507<F4><F5>
Russell Isaak            0/0              0/0          90,000/122,418<F2><F3>    $5,000/$166,570<F4><F5>
Patrick J. Morris        0/0              0/0          70,000/99,875<F2><F3>     $4,375/$142,034<F4><F5>
David E. April           0/0              0/0          60,000/81,986<F2><F3>     $3,750/$121,744<F4><F5>
Barry C. Arthur          0/0              0/0          26,000/36,993<F2><F3>       $750/$33,871<F4><F5>

--------
<F1> No options were exercised by the named executives in 1996. There were no outstanding SARs in fiscal year 1996.

<F2> Exercisable options include options acquired by the named executives in exchange for voluntary salary reductions in 1993 pursuant to the Corporation's Voluntary Stock Option Plan and those issued on February 2, 1992 with an exercise price of $30.00.

<F3> Unexercisable options include options acquired by the named executives in exchange for voluntary salary reductions in 1994 pursuant to the Corporation's Voluntary Stock Option Plan.

<F4> The exercisable options were acquired in exchange for voluntary salary reduction at the rate of $2.50 for each option. Value of exercisable options is based on exercise price of $18.375 and market price of $18.50 on February 1, 1997. As of April 24, 1997, market value was $16.125.

<F5> Value of unexercisable options includes voluntary stock options exercisable at $15.50 and market value of $18.50 as of February 1, 1997. Approximately 58% of unexercisable in-the-money options held by Messrs. Essman, Isaak, Morris and April and 35% of the unexercisable in-the-money options held by Mr. Arthur were acquired in exchange for voluntary salary reduction at the rate of $2.50 for each option. As of April 24, 1997, market value was $16.125.

RETIREMENT PLAN

    The following table shows the estimated annual pension benefit payable to a covered participant at normal retirement age (65) under the Corporation's qualified Retirement Plan and Trust.

                                         PENSION PLAN TABLE

   REMUNERATION        10         15          20          25          30          35          40
   ------------        --         --          --          --          --          --          --

$ 30,000..........   $3,000     $4,500     $ 6,000     $ 7,500     $ 9,000     $10,500     $12,000
  50,000..........    5,000      7,500      10,000      12,500      15,000      17,500      20,000
 100,000..........    5,033      7,550      10,066      12,583      15,100      17,616      20,133
 150,000..........    5,033      7,550      10,066      12,583      15,100      17,616      20,133
 250,000..........    5,033      7,550      10,066      12,583      15,100      17,616      20,133

    (All dollar amounts in the above chart are annualized.)

    The Corporation maintains a defined benefit Retirement Plan (the "Plan") for all qualifying employees of the Corporation. Remuneration in the Pension Plan Table includes annual base salary and bonus as reported in the Summary Compensation Table; executive earnings for 1996 in excess of $52,634 are not included in calculation of the annual benefits payable under the Plan. As of the end of the 1996 fiscal year, the years of credited service for purposes of computing retirement benefits under the Plan for the named executives are as follows: Alyn V. Essman--40, Russell Isaak--24, Patrick J. Morris--11, David E. April--33, and Barry C. Arthur--31.

    The Plan entitles a participant to a normal monthly retirement benefit upon retirement after age 65 equal to 1% of average monthly gross earnings from and after January 1, 1985, multiplied by the number of years of the participant's service, provided, however, that through 1994 compensation in excess of $50,000 in any year is not counted for purposes of determining such benefits. Effective as of 1995, the $50,000 ceiling is increased annually to reflect a cost of living adjustment. Alternatively, a participant may elect to convert his normal form of benefit to a Contingent Annuitant Option, which provides for an actuarially adjusted retirement benefit payable to the participant during his lifetime and for the continuation of benefit payments to the beneficiary after the participant's death, or an Option for Life Annuity with Guaranteed Number of Monthly Payments, which provides for an actuarially adjusted retirement benefit payable to the participant during his life with a guaranty that not less than a guaranteed number of monthly retirement benefit payments will be paid first to the participant and then to his beneficiary. The Plan provides for a lesser benefit for early retirement beginning at age 55. Benefits are fully vested after five years of service. The Corporation periodically makes actuarially determined contributions to the Plan. No deductions are made for social security benefits.

    The named executive officers are also entitled to receive supplemental retirement benefits pursuant to their employment agreements, as discussed more fully below.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL
ARRANGEMENTS

    During fiscal year 1996, the Corporation employed the named executives under employment agreements that establish base compensation, bonus and remuneration in the event of a Change of Control. Under these agreements, if the Corporation terminates an executive's employment other than for cause before a Change of Control, the Corporation is obligated to pay the executive two years' base compensation over the two year period. The Corporation has no such obligation if the executive resigns or is terminated for cause. If the Corporation terminates an executive's employment other than for cause after a Change of Control, the Corporation must pay the executive a lump sum equal to two years' base compensation. In the event the named executive officers are terminated (other than for cause) during fiscal 1997 as a result of a Change of Control, the executives would receive the following lump sum payments: Alyn V. Essman--$1,200,000; Russell Isaak--$800,000; Patrick J. Morris--$750,000; and
Barry C. Arthur--$358,000. Mr. April retired on February 2, 1997.

    If a Change of Control occurs but employment is not terminated, the executive is to continue in a position comparable to that held before the Change of Control. The executive's base salary cannot be reduced at any time during the term of the agreement, and after a Change of Control the executive's bonus cannot be less than the highest bonus the executive received during any of the three completed fiscal years preceding the Change of Control. The executive is also entitled to continue to participate in compensation plans and programs and benefit plans that are at least equivalent to those provided by the Corporation before the Change of Control.

    Under their employment agreements, the named executive officers are entitled to receive supplemental retirement benefits equal to 40% of final base salary, not to exceed $100,000 annually for ten years. These payments commence on the later of (i) age 65 or (ii) the date of retirement. The Corporation's aggregate liability for these benefits will be offset in part by the proceeds of life insurance. The Corporation made insurance premium payments in fiscal year 1996 of $19,429, $9,730, $12,219, $11,239 and $17,781 on behalf of Messrs.
Essman, Isaak, Morris, April, and Arthur, respectively. Beneficiaries of a named executive officer who dies receive annually 40% of the executive's final base salary, not to exceed $100,000, until the later of (i) the date the executive would have attained age 65, or (ii) ten years after the date of the executive's death. An officer who becomes disabled receives annually, in addition to the amount payable on death or retirement, 40% of his or her final base salary, not to exceed $100,000, until the earlier of (i) the date of his or her death or (ii) the date he or she attains age 65. Supplemental retirement, death and disability benefits are pro rated if the qualifying event occurs prior to the executive's tenth anniversary of employment by the Company. The supplemental retirement and death benefits provided for under the employment contracts survive the term of employment, unless the executive is terminated for cause (as defined in the agreement). Mr. Bohm, a director of the Corporation and a retired officer, received payment of $100,000 under this plan during fiscal 1996.

    Certain of the Corporation's employee benefit plans provide for the acceleration of the payment of certain benefits upon a Change of Control, including the Restricted Stock Plan, the Deferred Compensation and Stock Appreciation Rights Plan and the Key Executive Deferred Compensation Plan. The employment agreements provide that if such accelerated benefits plus the amount payable under the employment agreement in the event of a Change of Control result in the imposition of an excise tax under Section 4999 of the Internal Revenue Code or any similar tax, the amount of such tax shall be added to the amount paid the executive under the agreement. The amount of this additional payment is to be determined by an independent certified public accounting firm selected by members of the Corporation's Board of Directors who are Continuing Directors as defined in the Corporation's Certificate of Incorporation. (Continuing directors are those persons who were directors in 1987 or were nominated by Continuing Directors and who are not affiliates or associates of the person or entity that effects the Change of Control.)

                 COMPARISON OF FIVE-YEAR CUMULATIVE RETURN<F*>

               CPI CORP., S&P 500 STOCK INDEX, AND RUSSELL 2000

YEAR        S&P 500       RUSSELL 2000       CPI CORP.
1/87          100              100              100
1/88           97               85               82
1/89          116              107              103
1/90          133              108              110
1/91          144              104              140
1/92          177              151              128
1/93          195              171              109
1/94          220              203               82
1/95          222              191               80
1/96          302              246               82
1/97          368              292              108


    The Russell 2000 index was selected because it encompasses similarly-sized companies to CPI, as well as diversified companies, like CPI.

-------
<F*>Total return assumes reinvestment of dividends and $100 invested as of the measurement date in the Corporation's common stock, the S&P 500 and the Russell 2000. The measurement dates for purposes of determining the stock price for CPI Corp. correspond to the fiscal year-end (i.e. the Saturday preceding the first Sunday in February of each year reflected). The corresponding measurement dates for the S&P 500 and the Russell 2000 are January 31st of each of the years reflected.

            RATIFICATION OF INDEPENDENT AUDITORS (PROXY ITEM NO. 2)

    The Board of Directors has selected KPMG Peat Marwick LLP, independent certified public accountants, to audit the accounts of the Corporation and its subsidiaries for its current fiscal year ending February 7, 1998. Although the appointment of independent public accountants is not required to be approved by the stockholders, the Board believes that stockholders should participate in the appointment through ratification. If a majority of the stockholders voting do not ratify the appointment, the Board will reconsider the appointment. No member of KPMG Peat Marwick LLP, or any associate thereof, has any financial interest in the Corporation or in its subsidiaries.

    A representative of KPMG Peat Marwick LLP will be present at the Meeting and will be given the opportunity to make a statement and to answer any questions any stockholder may have with respect to the financial statements of the Corporation for the fiscal year ended February 1, 1997.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS FOR FISCAL 1997.

    The affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting is required for ratification of this appointment.
                               OTHER INFORMATION

    Proxies, ballots, and voting tabulations identifying stockholders are secret and will not be available to anyone, except as necessary to meet legal requirements.

    The Corporation's Annual Report to stockholders, including financial statements, was mailed simultaneously with this Proxy Statement on or about May 2, 1997, to stockholders of record as of April 24, 1997.

    A COPY OF THE CORPORATION'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K MAY BE OBTAINED WITHOUT CHARGE FROM THE SECRETARY OF THE CORPORATION UPON WRITTEN REQUEST TO HER AT 1706 WASHINGTON, ST. LOUIS, MISSOURI 63103.

                                      BY ORDER OF THE BOARD OF DIRECTORS,

                                      /s/ JANE E. NELSON

                                      JANE E. NELSON
                                      Secretary and General Counsel

Dated: May 2, 1997

CPI CORP.
    PRODUCTS AND SERVICES FOR CONSUMERS

                                                      1706 WASHINGTON AVENUE
                                                      ST. LOUIS, MISSOURI 63103
                                                      TELEPHONE (314) 231-1575

                                  May 2, 1997

       DEAR CPI CORP. STOCKHOLDER:

           You are cordially invited and encouraged to attend the 1997 Annual Meeting of Stockholders of CPI Corp. The meeting will be held on Thursday, June 12, 1997, at 10:00 a.m., central daylight time at the offices of CPI Corp., 1706 Washington Avenue, St. Louis, Missouri.

           If you cannot personally attend the meeting, please vote your preference on the proxy card attached below and return it promptly. Your participation in CPI Corp.'s business, whether in person or by proxy, is an important part of the Corporation's governance.

           I look forward to and appreciate your participation in CPI's 1997 Annual Meeting of Stockholders.

                                               Very Truly Yours,

                                               /s/ ALYN V. ESSMAN
                                          ------------------------------
                                                  ALYN V. ESSMAN
                                            Chairman of the Board and
                                             Chief Executive Officer

                            Detach Proxy Form Here
--------------------------------------------------------------------------------
PROXY                              CPI CORP.

           PROXY FOR ANNUAL MEETING OF STOCKHOLDERS -- JUNE 12, 1997

    I, revoking all previous proxies, hereby appoint Alyn V. Essman and Russell Isaak or either of them as my Proxy or Proxies, each with the power to appoint his substitute, to vote, as designated below, all of the shares of Common Stock of CPI Corp. (the "Corporation") which I held of record on April 24, 1997, at the annual meeting of stockholders to be held at 10 a.m. central daylight time on June 12, 1997, at CPI Corp., 1706 Washington, St. Louis, Mo. 63103, and at any adjournment thereof.

ITEM 1. ELECTION OF DIRECTORS

        / /  FOR all nominees listed below         / /  WITHHOLD AUTHORITY
             (except as marked to the contrary          to vote for all nominees
             vote for all nominees listed below)        listed below

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A
              LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

  Milford Bohm, Alyn V. Essman, Russell Isaak, Mary Ann Krey, Lee M. Liberman,
    Patrick J. Morris, Nicholas L. Reding, Martin Sneider, Robert L. Virgil

ITEM 2. RATIFICATION OF APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE CORPORATION'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.

             / /  FOR          / /  AGAINST          / /  ABSTAIN

    In their sole discretion, the Proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment thereof.

                               (CONTINUED, AND TO BE SIGNED, ON THE OTHER SIDE.)

                            Detach Proxy Form Here
--------------------------------------------------------------------------------

    THIS PROXY WILL BE VOTED AS SPECIFIED IN THE SPACES PROVIDED THEREFOR OR, IF NO SUCH SPECIFICATION IS MADE, IT WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR ITEM 2.

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CPI CORP.

                               SIGN
                               HERE ____________________________________________
                                    (PLEASE SIGN EXACTLY AS NAME APPEARS HEREON)

                               SIGN
                               HERE ____________________________________________
                                     EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC.
                                          SHOULD SO INDICATE WHEN SIGNING

                               DATED ___________________________________________

                                    APPENDIX


      Page 16 of the printed Proxy contains a performance graph. The information contained in the graph has been presented in a tabular format that may be processed by the EDGAR system.